==============================================================================



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                               ________________


                                   FORM 8-K


                                CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF
                                     1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   JULY 30, 1999
                                                          -------------

                               ________________


                         ALTIVA FINANCIAL CORPORATION
-------------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                                   DELAWARE
-------------------------------------------------------------------------------
                (STATE OR OTHER JURISDICTION OF INCORPORATION)



       0-21689                                          88-0286042
-------------------------                ------------------------------------
 COMMISSION FILE NUMBER                  (I.R.S. EMPLOYER IDENTIFICATION NO.)


              1000 PARKWOOD CIRCLE, SUITE 500, ATLANTA, GA 30339
      --------------------------------------------------------------------
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)



                                (770) 952-6700
      --------------------------------------------------------------------
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                           MEGO MORTGAGE CORPORATION
      --------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT


==============================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On July 15, 1999, the Company consummated the previously announced purchase of all of the outstanding stock of The Money Centre, Inc. The principal components of the purchase price for the acquisition by the Company were $7,000,000 of cash, $3 million of the Company's common stock (600,000 shares valued at $5 per share), and 20% of the pre-tax net cash flow, as defined in the purchase agreement for a period not to exceed 48 months.

ITEM 5. OTHER EVENTS

     Effective July 30, 1999 Wm. Paul Ralser has resigned as President, Chief Operating Officer and as a Director of Altiva, in order to pursue other interests.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ALTIVA FINANCIAL CORPORATION

Dated: July 30, 1999               By: /s/ J. Richard Walker
                                       ---------------------------------
                                       J. Richard Walker
                                       Executive Vice President
                                       Chief Financial Officer